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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MOHAWK INDUSTRIES, INC.,

                           MAVERICK MERGER SUB, INC.,

                                       AND

                           DAL-TILE INTERNATIONAL INC.



                          DATED AS OF NOVEMBER 19, 2001











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                                               TABLE OF CONTENTS


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

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER........................................................................2

   1.1   Merger...................................................................................................2
   1.2   Time and Place of Closing................................................................................2
   1.3   Effective Time...........................................................................................2
   1.4   Restructure of Transaction...............................................................................2

ARTICLE 2 TERMS OF MERGER.........................................................................................3

   2.1   Charter..................................................................................................3
   2.2   Bylaws...................................................................................................3
   2.3   Directors and Officers...................................................................................3

ARTICLE 3 MANNER OF CONVERTING SHARES.............................................................................4

   3.1   Conversion of Shares.....................................................................................4
   3.2   Anti-Dilution Provisions.................................................................................4
   3.3   Shares Held by Target or Buyer...........................................................................5
   3.4   Dissenting Stockholders..................................................................................5
   3.5   Conversion of Stock Options..............................................................................5
   3.6   Fractional Shares........................................................................................7

ARTICLE 4 EXCHANGE OF SHARES......................................................................................7

   4.1   Exchange Procedures......................................................................................7
   4.2   Rights of Former Target Stockholders.....................................................................9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF TARGET................................................................9

   5.1   Organization, Standing, and Power........................................................................9
   5.2   Authority of Target; No Breach By Agreement..............................................................9
   5.3   Capital Stock...........................................................................................11
   5.4   Target Subsidiaries.....................................................................................11
   5.5   SEC Filings; Financial Statements.......................................................................12
   5.6   Absence of Undisclosed Liabilities......................................................................12
   5.7   Absence of Certain Changes or Events....................................................................13
   5.8   Tax Matters.............................................................................................13
   5.9   Intellectual Property...................................................................................14
   5.10  Environmental Matters...................................................................................15
   5.11  Compliance with Laws....................................................................................17
   5.12  Labor Relations.........................................................................................18
   5.13  Employee Benefit Plans..................................................................................19
   5.14  Material Contracts......................................................................................22
   5.15  Legal Proceedings.......................................................................................23

   5.16  Information Supplied....................................................................................23
   5.17  Tax and Regulatory Matters..............................................................................24
   5.18  State Takeover Laws.....................................................................................24
   5.19  Charter Provisions......................................................................................24
   5.20  Opinion of Financial Advisor............................................................................24
   5.21  Board Recommendation....................................................................................24

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................25

   6.1   Organization, Standing, and Power.......................................................................25
   6.2   Authority; No Breach By Agreement.......................................................................25
   6.3   Capital Stock...........................................................................................26
   6.4   SEC Filings; Financial Statements.......................................................................26
   6.5   Compliance with Laws....................................................................................27
   6.6   Legal Proceedings.......................................................................................28
   6.7   Absence of Certain Changes or Events....................................................................28
   6.8   Absence of Undisclosed Liabilities......................................................................28
   6.9   Tax Matters.............................................................................................28
   6.10  Employee Benefits Plans; ERISA..........................................................................29
   6.11  Environmental Matters...................................................................................29
   6.12  Information Supplied....................................................................................29
   6.13  Authority of Sub........................................................................................30
   6.14  Tax and Regulatory Matters..............................................................................30
   6.15  Opinion of Financial Advisor............................................................................31
   6.16  Board Recommendation....................................................................................31

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION...............................................................31

   7.1   Affirmative Covenants of Target.........................................................................31
   7.2   Negative Covenants of Target............................................................................31
   7.3   Covenants of Buyer......................................................................................33
   7.4   Adverse Changes in Condition............................................................................34
   7.5   Reports.................................................................................................34

ARTICLE 8 ADDITIONAL AGREEMENTS..................................................................................35

   8.1   Joint Proxy Statement/Prospectus; Registration Statement................................................35
   8.2   Meetings of Stockholders; Board Recommendation..........................................................35
   8.3   Acquisition Proposals...................................................................................36
   8.4   Exchange Listing........................................................................................39
   8.5   Antitrust Notification; Consents of Regulatory Authorities..............................................39
   8.6   Filings with State Offices..............................................................................40
   8.7   Agreement as to Efforts to Consummate...................................................................40
   8.8   Investigation and Confidentiality.......................................................................40
   8.9   Press Releases..........................................................................................41

                                                  -ii-

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   8.10  Tax Treatment...........................................................................................41
   8.11  Agreement of Affiliates.................................................................................42
   8.12  Employee Benefits and Contracts.........................................................................42
   8.13  Indemnification.........................................................................................44
   8.14  Board of Directors of Buyer.............................................................................45
   8.15  Section 16(b) Board Approval............................................................................45

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE......................................................46

   9.1   Conditions to Obligations of Each Party.................................................................46
   9.2   Conditions to Obligations of Buyer......................................................................47
   9.3   Conditions to Obligations of Target.....................................................................48

ARTICLE 10 TERMINATION...........................................................................................49

   10.1  Termination.............................................................................................49
   10.2  Effect of Termination...................................................................................51
   10.3  Expenses................................................................................................51

ARTICLE 11 MISCELLANEOUS.........................................................................................52

   11.1  Definitions.............................................................................................52
   11.2  Non-Survival of Representations and Covenants...........................................................61
   11.3  Brokers and Finders.....................................................................................61
   11.4  Entire Agreement........................................................................................62
   11.5  Amendments..............................................................................................62
   11.6  Waivers.................................................................................................62
   11.7  Assignment..............................................................................................63
   11.8  Notices.................................................................................................63
   11.9  Governing Law...........................................................................................64
   11.10 Counterparts............................................................................................64
   11.11 Captions, Articles and Sections.........................................................................64
   11.12 Interpretations.........................................................................................64
   11.13 Enforcement of Agreement................................................................................64
   11.14 Severability............................................................................................65
   11.15 No Affiliate Liability..................................................................................65
   11.16 Schedule Definitions....................................................................................65

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                                                 -iii-

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                                                   EXHIBIT INDEX


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

Exhibit           Description                                                                                 PAGE
-------           -----------                                                                                 ----
Exhibit 1         Target Voting Agreements........................................................................1
Exhibit 2         Buyer Voting Agreement..........................................................................1
Exhibit 3         Form of Affiliate Agreement....................................................................42
Exhibit 4         Tax Certificates...............................................................................47

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                                                  -iv-

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of November 19, 2001 by and among MOHAWK INDUSTRIES, INC. ("BUYER"), a Delaware corporation; MAVERICK MERGER SUB, INC. ("SUB"), a Delaware corporation; and DAL-TILE INTERNATIONAL INC. ("TARGET"), a Delaware corporation.

                                    PREAMBLE

      The respective Boards of Directors of Target, Sub and Buyer are of the opinion that the transactions described herein are advisable and in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Target by Buyer pursuant to the merger of Target with and into Sub. At the effective time of such merger, the outstanding shares of the capital stock of Target shall be converted into the right to receive a cash payment from Buyer or the Surviving Corporation and shares of the common stock of Buyer (except as provided herein). As a result, Sub shall continue to conduct the business and operations of Target as a wholly owned subsidiary of Buyer. The transactions described in this Agreement are subject to the approvals of the stockholders of Target, the stockholders of Buyer, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

      Concurrently with the execution and delivery of this Agreement, as a condition and inducement to Buyer's willingness to enter into this Agreement, certain of the holders of the outstanding shares of Target Common Stock have executed and delivered to Buyer an agreement in substantially the form of
Exhibit 1 (the "TARGET VOTING AGREEMENTS"), pursuant to which they have agreed, among other things, subject to the terms of such Target Voting Agreement, to vote the shares of Target Common Stock over which such Persons have voting power to approve and adopt this Agreement and approve the Merger.

      Concurrently with the execution and delivery of this Agreement, as a condition and inducement to Target's willingness to enter into this Agreement, a stockholder of Buyer has executed and delivered to Target an agreement in substantially the form of Exhibit 2 (the "BUYER VOTING AGREEMENT"), pursuant to which such stockholder has agreed, among other things, subject to the terms of such Buyer Voting Agreement, to vote the shares of Buyer Common Stock over which such stockholder has voting power to approve the issuance of the shares of Buyer Common Stock pursuant to the Merger.

      Certain capitalized terms used in this Agreement are defined in Section
11.1 of this Agreement.

      NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                  ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER

1.1   MERGER.

      Subject to the terms and conditions of this Agreement and subject to the provisions of Section 1.4 of this Agreement, at the Effective Time, Target shall be merged with and into Sub in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL") and with the effect provided therein (collectively with the Reverse Merger, the "MERGER"). Sub shall be the Surviving Corporation resulting from the Merger and shall remain a wholly owned Subsidiary of Buyer and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Target, Sub and Buyer and by Buyer, as the sole stockholder of Sub.

1.2   TIME AND PLACE OF CLOSING.

      The closing of the transactions contemplated hereby (the "CLOSING") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.3   EFFECTIVE TIME.

      The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL (the "EFFECTIVE TIME"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date or dates on which both the stockholders of Target and the stockholders of Buyer have approved this Agreement.

1.4   RESTRUCTURE OF TRANSACTION.

      Notwithstanding anything in this Agreement to the contrary, if, at the close of trading on the NYSE on the day prior to the scheduled Closing Date, the holders of the outstanding shares of Target Common Stock immediately prior to the Effective Time, would not receive in the Merger, in the aggregate, an amount of Buyer Common Stock with a value as of the Effective Time equal to at least forty percent (40%) of the total value of all shares of Target Common Stock outstanding immediately prior to the Effective Time taking into account the Cash Consideration paid or to be paid to Target stockholders, then Target may elect by written notice to Buyer prior to the Effective Time to have the Merger effected pursuant to a merger of Sub with and into Target, with Target being the Surviving Corporation (the "REVERSE MERGER"), the

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conditions contained in Section 9.1(f) will be deemed to have been waived by each Party, and any inaccuracy or failure to perform the representations and covenants contained in Sections 5.17, 6.14 and 8.10 will be deemed to have been waived by each Party. The Reverse Merger would not be intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. The determination of the value of Buyer Common Stock in the first sentence of this
Section 1.4 shall be based upon the Exchange Ratio and the closing sale price of a share of Buyer Common Stock on the NYSE on the trading day prior to the Effective Time. "CASH CONSIDERATION" shall be defined to mean cash or property other than Buyer Common Stock in the Merger (including (i) the aggregate Cash Payments to be paid to Target stockholders pursuant to Section 3.1(b), (ii) cash to be paid to Target stockholders who perfect their dissenters' rights (which for purposes of this Agreement will be assumed to be an amount equal to the product of (A) the number of shares of Target Common Stock for which the Target stockholders have perfected their dissenters' rights multiplied by (B) the pro rata value of the Merger Consideration relating to such number of shares calculated as of the date of this Agreement), (iii) redemptions or acquisitions of Target Common Stock by Target or parties related to Target (within the meaning of Treas. Reg. Sec. 1.368-1(e)(3) without regard to Treas. Reg. Sec. 1.368-1(e)(3)(i)(A)) in connection with the Merger, (iv) extraordinary distributions made by Target or parties related to Target (within the meaning of Treas. Reg. Sec. 1.368-1(e)(3) without regard to Treas. Reg. Sec. 1.368-1(e)(3)(i)(A)) prior to and in connection with the Merger (other than those made pursuant to Target's historic dividend practice), and (v) repurchases or acquisitions of Buyer Common Stock issued in connection with the Merger by Buyer or certain parties related to Buyer (within the meaning of Treas. Reg. Sec. 1.368-1(e)(3)). The Parties agree to take all reasonable actions, including amending this Agreement and executing any certificates, agreements or instruments necessary in order to effect the intended purposes of this Section 1.4.

                            ARTICLE 2 TERMS OF MERGER

2.1   CHARTER.

      The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed; provided that such Certificate of Incorporation shall be amended to reflect a change of the name of the Surviving Corporation.

2.2   BYLAWS.

      The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

2.3   DIRECTORS AND OFFICERS.

      The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving

Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                      ARTICLE 3 MANNER OF CONVERTING SHARES

3.1   CONVERSION OF SHARES.

      Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Target, Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

      (a) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

      (b) Each share of Target Common Stock (excluding shares held by any Target Entity or any Buyer Entity, and excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Buyer (i) a cash payment in the amount of $11.00 (less any required withholding of Taxes, the "CASH PAYMENT") and (ii) (A) .2414 of a share of Buyer Common Stock, if the Average Closing Price (as defined below) is equal to or greater than $41.00 per share and less than or equal to $50.12 per share, or (B) that fraction of a share of Buyer Common Stock equal to the quotient obtained by dividing $9.90 by the Average Closing Price, if the Average Closing Price is less than $41.00 and greater than or equal to $36.45, or (C) that fraction of a share of Buyer Common Stock equal to the quotient obtained by dividing $12.10 by the Average Closing Price, if the Average Closing Price is greater than $50.12 and less than or equal to $54.67, or (D) .2716 of a share of Buyer Common Stock if the Average Closing Price is less than $36.45 per share, or (E) .2213 of a share of Buyer Common Stock if the Average Closing Price is greater than $54.67 (such applicable fraction of Buyer Common Stock, the "EXCHANGE RATIO"). The Buyer Common Stock to be issued pursuant to this Agreement, together with the Cash Payment and cash to be paid in lieu of fractional shares pursuant to
Section 3.6 are referred to collectively as the "MERGER CONSIDERATION." "AVERAGE CLOSING PRICE" shall be defined to mean the average of the daily closing prices for the shares of Buyer Common Stock for the twenty consecutive full trading days on which such shares are actually traded on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Buyer) ending at the close of the trading day three full trading days prior to the Closing Date.

3.2   ANTI-DILUTION PROVISIONS.

      (a) In the event that Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange

Ratios and the specified Average Closing Prices identified in Section 3.1(b) shall all be proportionately adjusted.

      (b) In the event that, prior to the Effective Time, Buyer shall consummate a merger, consolidation, share exchange or other reorganization, or any other transaction with another Person pursuant to which the holders of Buyer Common Stock receive or become entitled to receive securities, cash or other assets or any combination thereof, each holder of Target Common Stock shall be entitled to receive at the Effective Time for each share of Target Common Stock, the Cash Payment plus that amount of securities, cash or other assets that such holder would have received or become entitled to receive had such holder been the record holder of the number of shares of Buyer Common Stock issuable to such holder of Target Common Stock pursuant to Section 3.1(b) had the Effective Time occurred immediately prior to the consummation of such transaction.

3.3   SHARES HELD BY TARGET OR BUYER.

      Each of the shares of Target Common Stock held by any Target Entity or by any Buyer Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4   DISSENTING STOCKHOLDERS.

      Any holder of shares of Target Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to Target the Certificate or Certificates (as defined below) representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Target fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, Buyer or the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Target Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the Certificate or Certificates representing the shares of Target Common Stock held by such holder.

3.5   CONVERSION OF STOCK OPTIONS.

      (a) To the extent that a particular holder of Target Options consents in writing to the conversion of all and not less than all of his or her Target Options pursuant to this Section 3.5(a), and provided that such written consent is delivered to Target within two business days prior to the date on which the Effective Time occurs, such holder's Target Options shall be converted, at the Effective Time, as follows:

            (i) One-half of the Target Options held by each particular holder which are outstanding at the Effective Time, whether or not exercisable (each a "CASHOUT OPTION"), shall be canceled, and such holder shall be entitled to receive from Buyer for each such Cashout Option (subject to any applicable withholding tax) cash equal to the amount by which (i) the product of (x) the Cash Payment multiplied by (y) two exceeds (ii) the per share exercise price of such Cashout Option. From and after the Effective Time, each Cashout Option shall only represent the right to receive the cash payment provided in this Section 3.5(a); and

            (ii) The remaining one-half of the Target Options held by each particular holder which are outstanding at the Effective Time, whether or not exercisable (each a "ROLLOVER OPTION"), shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Rollover Option, in accordance with the terms of the Target Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Buyer and its Compensation Committee shall be substituted for Target and the Committee of Target's Board of Directors (including, if applicable, the entire Board of Directors of Target) administering such Target Stock Plan, (ii) each Target Option assumed by Buyer may be exercised solely for shares of Buyer Common Stock as provided below, (iii) such Target Options shall be converted into Buyer Options to purchase that number of shares of Buyer Common Stock equal to the number of shares of Target Common Stock subject to such Target Options immediately prior to the Effective Time multiplied by two times the Exchange Ratio, and (iv) the per share exercise price for each such Buyer Option shall be an amount equal to the quotient of (x) the per share exercise price under the applicable Target Option divided by (y) two times the Exchange Ratio and rounded up to the nearest cent; and

            (iii) In determining which Target Options of a particular holder are to be treated as Cashout Options and Rollover Options, the Cashout Options and Rollover Options shall be allocated equally to each particular grant of Target Options to such holder having different exercise prices and terms and, to the extent any such grant is not divisible evenly, the odd Target Option shall be treated as a Cashout Option.

      (b) To the extent that a particular holder of Target Options does not consent in writing to the conversion of his or her Target Options pursuant to
Section 3.5(a) hereof, or in the event that such written consent is not delivered to Target within two business days prior to the date on which the Effective Time occurs, such holder's Target Options which are outstanding at the Effective Time, whether or not exercisable (the "CONVERSION OPTIONS"), shall be converted into and become rights with respect to Buyer Common Stock and cash, and Buyer shall assume each Conversion Option, in accordance with the terms of the Target Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Buyer and its Compensation Committee shall be substituted for Target and the Committee of Target's Board of Directors (including, if applicable, the entire Board of Directors of Target) administering such Target Stock Plan, (ii) each Target Option assumed by Buyer may be exercised solely for shares of Buyer Common Stock and cash as provided below, (iii) such Conversion Options shall be converted into Buyer Options to purchase the sum of (a) that number of shares of Buyer Common Stock equal to the number of shares of Target Common Stock subject to such Conversion Options immediately prior to the Effective Time multiplied by the Exchange Ratio, plus (b) the Cash Payment times the number of shares of Target Common Stock subject to such

Conversion Options immediately prior to the Effective Time, and (iv) the per share exercise price under each such Conversion Option shall be adjusted by dividing the per share exercise price under the applicable Conversion Options by the Exchange Ratio and rounding up to the nearest cent.

      (c) In the event that the exercise of any Rollover Option or Conversion Option would result in the issuance of a fractional share of Buyer Common Stock such fractional share shall be aggregated with all other fractional shares attributable to all other Rollover Options then being exercised by such holder and to the extent that such fractional shares thereafter remain, then such holder shall be entitled to receive a cash payment for any remaining fractional shares based upon the last sale price per share of Buyer Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Buyer and the Surviving Corporation shall comply with the terms of the Target Stock Plans.

      At or prior to the Effective Time, Buyer shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of Rollover Options in accordance with this Section 3.5. Promptly following the Effective Time and in no event later than five business days following the Closing Date, Buyer shall use its reasonable best efforts to cause the Buyer Common Stock subject to the Rollover Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) and to thereafter maintain such effectiveness for so long as any Rollover Options remain outstanding. Buyer and its Compensation Committee shall be substituted for Target and the Committee of Target's Board of Directors (including, if applicable, the entire Board of Directors of Target) administering such Target Stock Plan.

3.6   FRACTIONAL SHARES.

      No fraction of a share of Buyer Common Stock shall be issued by virtue of the Merger, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate or Certificates, receive from Buyer an amount of cash, without interest, equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

                          ARTICLE 4 EXCHANGE OF SHARES

4.1   EXCHANGE PROCEDURES.

      (a) At the Effective Time, Buyer shall make available to Buyer's transfer agent or another exchange agent selected by Buyer (the "EXCHANGE AGENT") for exchange in accordance with this Section 4.1 the aggregate Merger Consideration. As soon as reasonably practicable after the Effective Time, Buyer and Target shall cause the Exchange Agent to mail to each

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holder of record of a certificate or certificates which represented shares of
Target Common Stock immediately prior to the Effective Time (the "CERTIFICATES") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Target Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Target Common Stock represented by Certificates that is not registered in the transfer records of Target, the Merger Consideration may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

      (b) After the Effective Time, each holder of shares of Target Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest) pursuant to Section 4.2. Buyer shall not be obligated to deliver the Merger Consideration to which any former holder of Target Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1.

      (c) Each of Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be.

      (d) Any other provision of this Agreement notwithstanding, none of Buyer, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Target Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.2   RIGHTS OF FORMER TARGET STOCKHOLDERS.

      At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Target Common Stock (other than shares to be canceled pursuant to Sections 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Target in respect of such shares of Target Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Buyer on the Buyer Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Buyer Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1.

              ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF TARGET

      Target hereby represents and warrants to Buyer and Sub as follows:

5.1   ORGANIZATION, STANDING, AND POWER.

      Target is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. Target has delivered to Buyer complete and correct copies of its Second Amended and Restated Certificate of Incorporation (the "TARGET CERTIFICATE OF INCORPORATION") and Amended and Restated Bylaws (the "TARGET BYLAWS"). Correct and complete copies of the minute books of the Board of Directors (including any committees of the Board of Directors) and stockholders of Target have been made available to Buyer for its review.

5.2   AUTHORITY OF TARGET; NO BREACH BY AGREEMENT.

      (a) Target has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption and approval of this Agreement and the Merger by Target's stockholders in accordance with this Agreement and Delaware law, to perform its obligations under this

Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target, subject to the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of Target Common Stock as contemplated by Section 8.2, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Target. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms; except as (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

      (b) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Target Certificate of Incorporation or Target Bylaws or the certificate or articles of incorporation or bylaws of any Target Subsidiary or any currently effective resolution adopted by the board of directors or the stockholders of any Target Entity, or (ii) except as disclosed in Section 5.2(b) of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Target Entity under, any material Contract or Permit of any Target Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 5.2(c) and Section 5.2(c) of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Target Entity or any of their respective material Assets (including any Buyer Entity or any Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Target Entity being reassessed or revalued by any Regulatory Authority) or, (iv) result in any Target stockholder having the right to require Buyer to file a registration statement under the Securities Act with respect to shares of Buyer Common Stock or to require Buyer to include shares of Buyer Common Stock in any registration statement filed by Buyer with respect to any securities of Buyer, except as provided in Section 3.5 of this Agreement.

      (c) Except as set forth in Section 5.2(c) of the Target Disclosure Memorandum or in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and the rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the United States Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority or other Person is necessary for the consummation by Target of the Merger and the other transactions contemplated in this Agreement; other than such notices, filings, or consents that, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

5.3   CAPITAL STOCK.

      (a) The authorized capital stock of Target consists of (i) 200,000,000 shares of Target Common Stock, of which 55,923,201 shares are issued and outstanding as of the date of this Agreement and not more than 67,751,099 shares will be issued and outstanding at the Effective Time, and (ii) 11,100,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past stockholders of Target.

      (b) Except as set forth in Section 5.3(a) or as disclosed in Section 5.3(b) of the Target Disclosure Memorandum, there are no shares of capital stock or other equity securities of Target outstanding and no outstanding Equity Rights relating to the capital stock of Target. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Target. Upon consummation of the Merger, Buyer will not have any obligation under any agreement granting Target stockholders the right to require Target to file a registration statement under the Securities Act with respect to the securities of Target or to require Target to include any securities Target securities in any registration statement filed by Target with respect to any securities of Target.

5.4   TARGET SUBSIDIARIES.

      Target has disclosed in Section 5.4 of the Target Disclosure Memorandum each of the Target Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Target Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Target Disclosure Memorandum, Target or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary. No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity). There are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary. Except as disclosed in Section 5.4 of the Target Disclosure Memorandum, all of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Target Entity free and clear of any Lien. Each Target Subsidiary is a corporation, limited liability company, limited partnership or limited liability partnership, and each such Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United
States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. Target has made available to Buyer complete and accurate copies of the minute books of the Board of Directors (including any committee of the Board of Directors) and equityholders of each Target Subsidiary and the organizational documents for each Target Subsidiary.

5.5   SEC FILINGS; FINANCIAL STATEMENTS.

      (a) Target has timely filed and made available to Buyer all SEC Documents required to be filed by Target since January 1, 1998 (the "TARGET SEC REPORTS"). The Target SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading. No Target Subsidiary files, or is required to file, any SEC Documents.

      (b) Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6   ABSENCE OF UNDISCLOSED LIABILITIES.

      Neither the Target nor any of the Target Subsidiaries has any Liabilities of a type required by GAAP to be reflected on a consolidated balance sheet, other than (i) Liabilities incurred in the ordinary course of business since September 28, 2001, (ii) Liabilities reflected in any of the Target SEC Reports, and (iii) Liabilities which would not in the aggregate reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.

      Since September 28, 2001, except as disclosed in the Target Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.7 of the Target Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or would be reasonably expected to have, individually or in the aggregate, a Target Material Adverse Effect, and
(ii) none of the Target Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Target provided in Article 7.

5.8   TAX MATTERS.

      (a) (i) All Target Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed or appropriate extensions therefor have been appropriately obtained and have not expired, and such Tax Returns are correct and complete in all material respects; (ii) all Taxes of the Target Entities (whether or not shown on any Tax Return) that have become due have been fully and timely paid, or extensions for payment have been properly obtained or such Taxes are being timely and properly contested and, in any case, proper accruals pursuant to GAAP have been established on the Target's consolidated financial statements with respect thereto, except to the extent any failure to accrue or reserve would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect; (iii) there are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Target Entities; and (iv) no claim has ever been made by an authority in a jurisdiction where any Target Entity does not file a Tax Return that such Target Entity may be subject to Taxes by that jurisdiction.

      (b) Except as disclosed in Section 5.8(b) of the Target Disclosure Memorandum, (i) none of the Target Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no, to the knowledge of Target, threatened or pending disputes, claims, audits or examinations regarding any Taxes of any Target Entity or the assets of any Target Entity; and (ii) none of the Target Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

      (c) Each Target Entity has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

      (d) The unpaid Taxes of each Target Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Target Entity and

(ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Target Entities in filing their Tax Returns.

      (e) None of the Target Entities is a party to any Tax allocation or sharing agreement and none of the Target Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Target is parent), or as a transferee or successor, by contract or otherwise.

      (f) During the five-year period ending on the date hereof, none of the Target Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

      (g) Except as set forth in Section 5.8(g) of the Target Disclosure Memorandum, none of the Target Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code. Target has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). Except as set forth in Section 5.8(g) of the Target Disclosure Memorandum, none of the Target Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. Except as set forth in Section 5.8(g) of the Target Disclosure Memorandum, the net operating losses of the Target Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Internal Revenue Code or any other provisions of the Internal Revenue Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

      (h) Other than as set forth in Section 5.8(h) of the Target Disclosure Memorandum, no Target Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

5.9   INTELLECTUAL PROPERTY.

      Each Target Entity owns or has a license to use all of the material Intellectual Property used by such Target Entity in the course of its business, including sufficient rights in each copy possessed by each Target Entity. Each Target Entity is the owner of or has a license, to any material Intellectual Property sold or licensed to a third party by such Target Entity in connection with such Target Entity's business operations, and such Target Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Target Entity is in Default under any of its material Intellectual Property licenses. To the Knowledge of Target, no proceedings have been instituted, or are pending or to the Knowledge of Target threatened, which challenge the rights of any Target Entity with respect to Intellectual Property used, sold or licensed by such Target Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Target, and with respect to patents, trademarks, service marks and trade names only, the conduct of the business of the Target Entities does not infringe any Intellectual Property of any other Person. Except as disclosed in Section 5.9 of the Target Disclosure Memorandum, no Target Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property in an amount in excess of $100,000 a year. Every officer, director, or employee of any Target Entity is a party to a Contract which requires such officer, director or employee to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Target Entity, and, to the Knowledge of Target, no such officer, director or employee is party to any Contract with any Person other than a Target Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Target Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Target Entity. To the Knowledge of Target, no officer, director or employee of any Target Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Target Entity.

5.10  ENVIRONMENTAL MATTERS.

      (a) Each Target Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except where any failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

      (b) There is no Litigation pending or, to the Knowledge of Target, threatened before any Regulatory Authority or other forum in which any Target Entity or any of its Operating Properties or Participation Facilities (or Target in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Target Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

      (c) Except as disclosed in Section 5.10(c) of the Target Disclosure Memorandum, during the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of any Participation Facility, or (iii) any Target Entity's holding of a security interest in any Operating Property, no Target Entity has released, discharged, spilled or disposed of Hazardous Material in, on, under, adjacent to, or affecting such properties where such release, discharge, spillage or disposal required remediation under Environmental Laws and was not remediated in compliance with Environmental Laws, except where any such releases, discharges, spillages or disposals would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. To the Knowledge of Target, during the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of any Participation Facility, or (iii) any Target Entity's holding of a security interest in any Operating Property, no person other than a Target Entity has released, discharged, spilled or disposed of Hazardous Material in, on, under, adjacent to, or affecting such properties where such release, discharge, spillage or disposal required remediation under Environmental Laws and was not remediated in compliance with Environmental Laws, except where any such releases, discharges, spillages or disposals would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. Prior to the period of (i) any Target Entity's ownership or operation of any of their respective current properties, (ii) any Target Entity's participation in the management of any Participation Facility, or (iii) any Target Entity's holding of a security interest in any Operating Property, to the Knowledge of Target, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property that required remediation under Environmental Laws and was not remediated in compliance with Environmental Laws, except where any such releases, discharges, spillages or disposals would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

      (d) Section 5.10(d) of the Target Disclosure Memorandum contains a true, complete and accurate listing and a true and accurate description of each facility or location at which any Target Entity has been named as or alleged to be a responsible party or potentially responsible party under any Environmental Law in connection with the release, disposal, transportation or arrangement for the release, disposal or transportation of Hazardous Materials.

      (e) Each Target Entity has obtained all permits, licenses, approvals, consents, orders, and authorizations which are required under any Environmental Law in connection with the ownership, use, or lease of the Assets ("ENVIRONMENTAL PERMITS"), except where any failure to obtain any such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. Each Target Entity is in compliance with each such Environmental Permit, and no Environmental Permit restricts such Target Entity from operating any equipment covered by such Environmental Permit as currently conducted, except where any failure to comply with any such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

      (f) Target has delivered, or caused to be delivered or made available, to Buyer true and complete copies of each written Contract and an accurate written description of each oral Contract under which any of the Target Entities: retained Liability for environmental matters; agreed to indemnify third parties with respect to environmental matters; or is indemnified by a third party with respect to environmental matters, including without limitation the May 20, 1993 Settlement Agreement with Robert M. Brittingham and John G. Brittingham and the December 21, 1995 American Olean Tile Company, Inc. Acquisition Agreement.

      (g) Target has delivered, or caused to be delivered or made available, to Buyer true and complete copies of material correspondence with or notifications to or from any federal, state or local Regulatory Authority and any material reports prepared by or on behalf of or in the possession of any Target Entity in connection with the Elam, Dallas County, Texas gravel pit;

the Pleasant Run Road, Dallas County, Texas landfill; and the Walton (Kleburg
Road), Dallas, Texas gravel pit.

5.11  COMPLIANCE WITH LAWS.

      Each Target Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. None of the Target Entities:

      (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

      (b) is in Default under any Laws, Orders, or Permits (other than Defaults under Environmental Laws or Environmental Permits, which Defaults are addressed in Section 5.10) applicable to its business or employees conducting its business, except for Defaults which would not reasonably be anticipated to have, individually or in the aggregate, a Target Material Adverse Effect; or

      (c) since January 1, 1998, has received any notification or communication (other than notices or communications under Environmental Laws or regarding Environmental Permits, which are addressed in Section 5.10) from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Target Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance would be reasonably expected to have, individually or in the aggregate, a Target Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, or (iii) requiring any Target Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices, its management, or the payment of dividends; or

      (d) except as set forth in Section 5.11(d) of the Target Disclosure Memorandum, since January 1, 1997, has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Target Entity; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Target Entity; and no Target Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in Section 5.11(d) of the Target Disclosure Memorandum, none of any Target Entity's employees has suffered an "employment loss" (as defined in the WARN
Act) since six months prior to the Closing Date.

      Copies of all material reports, correspondence, notices and other documents relating to any material inspection, audit, monitoring or other form of review or enforcement action instituted or commenced by a Regulatory Authority since January 1, 1998 with respect to any Target Entity have been made available to Buyer.

5.12  LABOR RELATIONS.

      (a) Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, no Target Entity is the subject of any Litigation, and to the Knowledge of Target, no such Litigation has been threatened, asserting that it or any other Target Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state, federal or foreign labor Law or seeking to compel it or any other Target Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Target's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other labor dispute involving any Target Entity pending or threatened and there have been no such actions or labor disputes since January 1, 1998. To the Knowledge of Target, since January 1, 1998, there has not been any attempt by any Target Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Target Entity.

      (b) The Target Entities are in material compliance with the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which any Target Entity has employees and all applicable foreign Laws in the country in which any Target Entity has employees.

      (c) Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, since January 1, 1998, no Target Entity has been the subject of any inspection or investigation relating to its compliance with or violation of any immigration laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the immigration laws, nor is any such proceeding pending or threatened.

      (d) Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, to the Knowledge of Target, (i) no Equal Employment Opportunity Commission or state fair employment practice agency charges or other claims of employment discrimination, harassment or wrongful discharge are pending against any Target Entity or any of their employees, (ii) no state or federal Wage and Hour Department investigations and no claims or charges relating to wage and hour issues are pending or threatened, (iii) no Office of Federal Contract Compliance Programs compliance review or investigation or other United States Department of Labor or state department of labor compliance review or investigation of any Target Entity is pending, and Target has received no notice of any such compliance review or investigation, (iv) Target is not bound by any consent decree or settlement agreement relating to employment decisions or relations with employees, independent contractors or applicants for employment, and (v) no Occupational Safety and Health Administration investigations are pending against any Target Entity.

5.13  EMPLOYEE BENEFIT PLANS

      (a) Target has disclosed in Section 5.13 of the Target Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each material Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Target Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET BENEFIT PLANS") and (ii) a list of each material Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which the Target Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Target Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "TARGET ERISA PLAN." Each Target ERISA Plan which is also a "defined benefit plan" (as defined in Internal Revenue Code Section 414(j)) is referred to herein as a "TARGET PENSION PLAN."

      (b) Target has made available to Buyer prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto.

      (c) Except as previously disclosed to Buyer, each Target Benefit Plan is in compliance in all material respects with the terms of such Target Benefit Plan and the applicable requirements of the Internal Revenue Code and ERISA. Each Target ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS that is still in effect and applies to the Target ERISA Plan as amended and as administered or, within the time permitted under Internal Revenue Code
Section 401(b), has timely applied for a favorable determination letter which when issued will apply retroactively to the Target ERISA Plan as amended and as administered. Target is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in
Section 5.13(c) of the Target Disclosure Memorandum, Target has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any Target Benefit Plan with applicable Laws. Except as disclosed in Section 5.13(c) of the Target Disclosure Memorandum, no Target Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with applicable Laws.

      (d) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of any Target Entity or ERISA Affiliate which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. No Target Entity, ERISA Affiliate, administrator or fiduciary of any Target Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject the Target or Buyer to any direct or indirect material Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the Target Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Target Benefit Plan.

      (e) All Target Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Target Benefit Plans complete and correct in all material respects, have been timely filed with the IRS, the DOL or distributed to participants of the Target Benefit Plans (as required by Law), and there have been no material changes in the information set forth therein.

      (f) Except as previously disclosed to Buyer, no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Internal Revenue Code Section 4975(e)(2)) of any Target Benefit Plan has engaged in any material nonexempt "prohibited transaction" (described in Internal Revenue Code
Section 4975(c) or ERISA Section 406).

      (g) For any Target Pension Plan, the fair market value of such Target Pension Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Target Pension Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Internal Revenue Code
Section 411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such Target Pension Plan and all "benefit liabilities" as defined in ERISA
Section 4001(a)(16). Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Target Pension Plan, (ii) no change in the actuarial assumptions with respect to any Target Pension Plan, and (iii) no increase in benefits under any Target Pension Plan as a result of Target Pension Plan amendments or changes in any applicable Law which is reasonably likely to have, individually or in the aggregate, a material adverse effect on the funding status of such Target Pension Plan. All contributions with respect to an Employee Benefit Plan of Target, or any of its ERISA Affiliates that is subject to Internal Revenue Code Section 412 or ERISA
Section 302 have or will be timely made and, with respect to any such Employee Benefit Plan, there is no Lien nor is there expected to be a Lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Target Pension Plan has a "liquidity shortfall" as defined in Internal Revenue Code Section 412(m)(5). Neither Target nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under

Internal Revenue Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006 have been timely paid by Target and by its ERISA Affiliates.

      (h) No Liability under Title IV of ERISA has been or is expected to be incurred by Target or its ERISA Affiliates and no event has occurred that could reasonably result in material Liability under Title IV of ERISA being incurred by Target or its ERISA Affiliates with respect to any ongoing, frozen, or terminated single-employer plan of Target or the single-employer plan of any ERISA Affiliate. There has been no "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of Target or of an ERISA Affiliate.

      (i) Except as disclosed in Section 5.13 of the Target Disclosure Memorandum, no Target Entity has any material Liability for retiree health and life benefits under any of the Target Benefit Plans and there are no restrictions on the rights of such Target Entity to amend or terminate any such retiree health or benefit Plan without incurring any material Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code Section 4980B. No Tax under Internal Revenue Code Sections 4980B or 5000 has been incurred with respect to any Target Benefit Plan and no circumstance exists which is reasonably likely to give rise to such Taxes.

      (j) Except as disclosed in Section 5.13 of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, termination indemnity, unemployment compensation, golden parachute, or otherwise) becoming due to any director, any employee or any independent contractor of any Target Entity from any Target Entity under any Target Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Benefit Plan or otherwise, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      (k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of current and former employees and current and former independent contractors of any Target Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Internal Revenue Code
Section 412 or ERISA Section 302, have been fully reflected on the Target Financial Statements to the extent required by and in accordance with GAAP.

      (l) All individuals who render services to any Target Entity and who are authorized to participate in a Target Benefit Plan pursuant to the terms of such Target Benefit Plan are in fact eligible to and authorized to participate in such Target Benefit Plan. All individuals participating in (or eligible to participate in) any Target Benefit Plan are common-law employees of a Target Entity, except where the terms of such plans allow participation by persons who are not common law employees and as provided in Section 5.13(l) of the Target Disclosure Memorandum.

      (m) On or after September 26, 1980, neither the Target nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA
Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

      (n) Without limiting the foregoing provisions of Section 5.13, except as disclosed in Section 5.13 of the Target Disclosure Memorandum, with respect to each Employee Benefit Plan maintained outside the United States which is mandated by a government other than that of the United States or subject to foreign Law (collectively, the "TARGET FOREIGN BENEFIT PLANS"), (i) the terms of each Target Foreign Benefit Plan and the manner in which it is and has been administered in operation are in material compliance with all applicable Laws of the jurisdiction in which such Target Foreign Benefit Plan is maintained, (ii) each Target Foreign Benefit Plan which is required to be registered with or submitted to a foreign Regulatory Authority for tax qualification or other approval has been so registered or submitted and each such plan has received such approval, and Target is not aware of any circumstances likely to result in revocation of any such registration or approval, (iii) all contributions to each Target Foreign Benefit Plan required to be made through the Effective Time or required to be made with respect to a period prior to the Effective Time have been or shall be made by a Target Entity or, if applicable, shall be accrued in accordance with applicable international accounting practices, and (iv) for any Target Foreign Benefit Plan which, under the Laws of the applicable foreign jurisdiction, is required to be funded, the fair market value of such Target Foreign Benefit Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present and former participants in such Target Foreign Benefit Plan or such Target Foreign Benefit Plan is fully insured, in each case based upon generally accepted local accounting and actuarial practice and procedure.

5.14  MATERIAL CONTRACTS.

      Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, none of the Target Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $200,000, (ii) any Contract relating to the borrowing of money by any Target Entity, including obligations under synthetic leases or other off-balance sheet arrangements, or the guarantee by any Target Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Target Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Target Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $200,000 and Contracts that may be cancelled or terminated by a Target Entity without penalty and with 60 days or less notice), and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Target with the SEC as of the date of this Agreement (each such Contract identified above, a "MATERIAL CONTRACT," and together with all

Contracts referred to in Sections 5.9, 5.10 and 5.13(a), the "TARGET CONTRACTS"). Except as disclosed in Section 5.14 of the Target Disclosure Memorandum, with respect to each Target Contract: (A) the Contract is in full force and effect; (B) to the Knowledge of Target, no Target Entity is in Default thereunder; (C) no Target Entity has repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of Target, in Default in any respect or has repudiated or waived any material provision thereunder.

5.15  LEGAL PROCEEDINGS.

      There is no Litigation instituted or pending, or, to the Knowledge of Target, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against any Target Entity, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of any Target Entity, or against any Asset, interest, or right of any of them, that is reasonably likely, individually or in the aggregate, to have a Target Material Adverse Effect, nor are there any Orders outstanding against any Target Entity, that are reasonably likely, individually or in the aggregate, to have a Target Material Adverse Effect. Section 5.15(a) of the Target Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Target Entity is a party and which names a Target Entity as a defendant or cross-defendant or for which any Target Entity has potential material Liability. Section 5.15(b) of the Target Disclosure Memorandum contains a summary of all Orders to which any Target Entity is subject.

5.16  INFORMATION SUPPLIED.

      (a) None of the information supplied or to be supplied by any Target Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

      (b) None of the information supplied or to be supplied by any Target Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement/Prospectus to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by a Target Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the stockholders of Target and stockholders of Buyer, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings.

      (c) All documents that any Target Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.17  TAX AND REGULATORY MATTERS.

      No Target Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.18  STATE TAKEOVER LAWS.

      Each Target Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, including
Section 203 of the DGCL (collectively, "TAKEOVER LAWS").

5.19  CHARTER PROVISIONS.

      Each Target Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Target Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Target Entity that may be directly or indirectly acquired or controlled by them.

5.20  OPINION OF FINANCIAL ADVISOR.

      The Board of Directors of Target has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Target Common Stock. A true, correct and complete copy of the written opinion delivered by Credit Suisse First Boston Corporation shall be delivered to Buyer for informational purposes only following the signing of this Agreement.

5.21  BOARD RECOMMENDATION.

      The Board of Directors of Target, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Target Voting Agreements, and the transactions contemplated thereby, taken together, are advisable and fair to and in the best interests of the Target stockholders and (ii) resolved to recommend that the holders of the shares of Target Common Stock approve and adopt this Agreement and approve the Merger.

              ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer and Sub hereby represent and warrant to Target as follows:

6.1   ORGANIZATION, STANDING, AND POWER.

      Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has delivered to Target complete and accurate copies of its Restated Certificate of Incorporation (the "BUYER CERTIFICATE OF INCORPORATION") and Amended and Restated Bylaws (the "BUYER BYLAWS").

6.2   AUTHORITY; NO BREACH BY AGREEMENT.

      (a) Buyer has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption and approval of this Agreement and the Merger by Buyer's stockholders in accordance with this Agreement and Delaware law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, subject to the approval of the issuance of the shares of Buyer Common Stock pursuant to the Merger by a majority of the votes cast at the Buyer Stockholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding shares of Buyer Common Stock as contemplated by Section 8.2 which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Buyer. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms; except as (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and
(ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

      (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Buyer Certificate of Incorporation or Buyer Bylaws, or (ii) except as disclosed in Section 6.2 of the Buyer Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Buyer Entity under, any material Contract or Permit of any Buyer Entity, where such Default or Lien, or any failure to obtain such Consent, would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, or, (iii) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Target Entity being reassessed or revalued by any Regulatory Authority).

      (c) Except in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and the rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority or other Person is necessary for the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement; other than any such notices, filings or consents that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

6.3   CAPITAL STOCK.

      (a) The authorized capital stock of Buyer consists of (i) 150,000,000 shares of Buyer Common Stock, of which 52,612,391 shares are issued and outstanding as of the date of this Agreement, and (ii) 60,000 shares of Buyer Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Buyer.

      (b) Except as set forth in Section 6.3(a) or as disclosed in Section 6.3 of the Buyer Disclosure Memorandum, there are no shares of capital stock or other equity securities of Buyer outstanding and no outstanding Equity Rights relating to the capital stock of Buyer.

6.4   SEC FILINGS; FINANCIAL STATEMENTS.

      (a) Buyer has timely filed and made available to Target all SEC Documents required to be filed by Buyer since January 1, 1998 (together with all such SEC Documents filed, whether or not required to be filed the "BUYER SEC REPORTS"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. No Buyer Subsidiary files, or is required to file, any SEC Documents.

      (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.5   COMPLIANCE WITH LAWS.

      Each Buyer Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. None of the Buyer
Entities:

      (a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

      (b) is in Default under any Laws, Orders or Permits (other than Defaults under Environmental Laws or Environmental Permits, which Defaults are addressed in Section 6.11) applicable to its business or employees conducting its business, except for Defaults which would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; or

      (c) since January 1, 1998, has received any notification or communication (other than notices or communications under Environmental Laws or regarding Environmental Permits, which are addressed in Section 6.11) from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Buyer Entity is not, or may not be, in compliance with any Laws or Orders, where such noncompliance would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, or (iii) requiring any Buyer Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its employment decisions, its employment or safety policies or practices, its management, or the payment of dividends.

      Copies of all material reports, correspondence, notices and other documents relating to any material inspection, audit, monitoring or other form of review or enforcement action

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instituted or commenced by a Regulatory Authority since January 1, 1998 with respect to any Buyer Entity have been made available to Target.

6.6   LEGAL PROCEEDINGS.

      There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against any Buyer Entity, or against any director, officer or employee in their capacity as such or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, nor are there any Orders outstanding against any Buyer Entity, that is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Section 6.6 of the Buyer Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Buyer Entity is a party and which names a Buyer Entity as a defendant or cross-defendant for which any Buyer Entity has potential material Liability.
Section 6.6 the Buyer Disclosure Memorandum contains a summary of all Orders to which any Buyer Entity is subject.

6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.

      Since September 30, 2001, (i) there have been no events, changes or occurrences which have had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and (ii) neither Buyer nor any Buyer Subsidiary has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Buyer provided in
Article 7.

6.8   ABSENCE OF UNDISCLOSED LIABILITIES.

      Neither Buyer nor any of the Buyer Subsidiaries has any material Liabilities of a type required by GAAP to be reflected on a consolidated balance sheet, other than (i) Liabilities incurred in the ordinary course of business since September 30, 2001, (ii) Liabilities reflected in any of the Buyer SEC Reports, and (iii) Liabilities which would not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect.

6.9   TAX MATTERS

      All material federal, state, local and foreign Tax Returns required to be filed by or on behalf of Buyer or any Buyer Entity, and each affiliated, combined, consolidated or unitary group of which Buyer or any Buyer Entity is or was a member (a "BUYER GROUP") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. All Taxes due and owing by Buyer, any Buyer Entity or any member of Buyer Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate,


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reasonably be expected to have a Buyer Material Adverse Effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Buyer, any Buyer Subsidiary or any member of Buyer Group which would, individually or in the aggregate, have a Buyer Material Adverse Effect. All assessments for Taxes due and owing by Buyer, any Buyer Entity or any member of Buyer Group with respect to completed and settled examinations or concluded litigation have been paid. Buyer has provided or made available to Target information relating to (i) the taxable years of Buyer for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Buyer and each Buyer Entity has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

6.10  EMPLOYEE BENEFITS PLANS; ERISA

      Except as described in any of the Buyer SEC Documents, all Employee Benefit Plans maintained or contributed to by Buyer or Buyer Subsidiaries are in material compliance with their terms and all applicable provisions of ERISA, the Internal Revenue Code and any other applicable legislation, and Buyer and Buyer Subsidiaries do not have any liabilities or obligations with respect to any such Employee Benefit Plans, whether or not accrued, contingent or otherwise, except
(a) as described in any of the Buyer SEC Documents and (b) for instances of noncompliance or liabilities or obligations that would not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect.

6.11  ENVIRONMENTAL MATTERS

      Except as described in any of the Buyer SEC Documents, (i) Buyer and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, except for non-compliance which would not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect, which compliance includes, but is not limited to, the possession by Buyer and its Subsidiaries of material Environmental Permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof; (ii) neither Buyer nor any Buyer Subsidiary has received written notice of, or, to the Knowledge of Buyer, is the subject of, any environmental Litigation which would in the aggregate reasonably be expected to have a Buyer Material Adverse Effect; and (iii) to the Knowledge of Buyer, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

6.12  INFORMATION SUPPLIED.

      (a) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to


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any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

      (b) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement/Prospectus to be mailed to each Party's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any Buyer Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the stockholders of Target and stockholders of Buyer, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings.

      (c) All documents that any Buyer Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.13  AUTHORITY OF SUB.

      Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Buyer. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Buyer free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms. Buyer, as the sole stockholder of Sub, has voted prior to the Effective Time the shares of Sub Common Stock in favor of adoption and approval of this Agreement, as and to the extent required by applicable Law.

6.14  TAX AND REGULATORY MATTERS.

      Buyer has not taken or agreed to take any action and does not have any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


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6.15  OPINION OF FINANCIAL ADVISOR.

      The Board of Directors of Buyer has received the opinion of First Union Securities, Inc., trading under the name ("Wachovia Securities"), dated the date of this Agreement, to the effect that the merger consideration to be paid by Buyer pursuant to this Agreement (which consists of the Merger Consideration and the consideration to be paid by Buyer to holders of Target Options pursuant to Section 3.5 of this Agreement) is fair, from a financial point of view, to Buyer. A true, correct and complete copy of the written opinion delivered by Wachovia Securities shall be delivered to Target for informational purposes only following the signing of this Agreement.

6.16  BOARD RECOMMENDATION.

      The Board of Directors of Buyer, at a meeting duly called and held, has by unanimous vote of the directors present resolved to recommend that the holders of the shares of Buyer Common Stock approve the issuance of the Buyer Common Stock in the Merger.

              ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1   AFFIRMATIVE COVENANTS OF TARGET.

      From the date of this Agreement until the earlier of (i) the Effective Time, or (ii) the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Target shall, and shall cause each of its Subsidiaries to,
(A) operate its business only in the usual, regular, and ordinary course, (B) use all reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (C) take no action which would (1) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b), or (2) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2   NEGATIVE COVENANTS OF TARGET.

      From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

      (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any Target Entity, or

      (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Target Entity to another Target Entity) in excess of an aggregate of $15,000,000 (for the Target Entities on a consolidated basis) except (i) in the ordinary course of the business of the Target Entities consistent with past practices, (ii) to pay Taxes, or (iii) to pay for budgeted capital expenditures set forth in Section 7.2(b) of the Target Disclosure


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Memorandum, or impose, or suffer the imposition, on any material Asset of any
Target Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Target Disclosure Memorandum), except in the ordinary course of business consistent with past practice; or

      (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Target Entity, or declare or pay any dividend or make any other distribution in respect of Target's capital stock; or

      (d) except (i) for this Agreement, (ii) pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, (iii) for shares issued under Target's 1999 Employee Stock Purchase Plan ("ESPP"), or (iv) as disclosed in Section 7.2(d) of the Target Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of any Target Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

      (e) adjust, split, combine or reclassify any capital stock of any Target Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Target Entity (unless any such shares of stock are sold or otherwise transferred to another Target Entity) or (ii) except as set forth in Section 7.2(e) of the Target Disclosure Memorandum, any material Asset; or

      (f) except as set forth in Section 7.2(f) of the Target Disclosure Memorandum, and except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Target Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

      (g) grant any increase in compensation or benefits to the employees or officers of any Target Entity, except in accordance with past practice, as disclosed in Sction 7.2(g) of the Target Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Target Disclosure Memorandum; and, except as set forth in Section 7.2(g) of the Target Disclosure Memorandum, enter into or amend any severance agreements with employees or officers of any Target Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Target Entity except in accordance with past practice disclosed in Section 7.2(g) of the Target Disclosure Memorandum; or waive any stock repurchase rights, accelerate, amend or change the


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period of exercisability of any Equity Rights or restricted stock, or reprice
Equity Rights granted under the Target Stock Plans or authorize cash payments in exchange for any Equity Rights; or

      (h) except as set forth in Section 7.2(h) of the Target Disclosure Memorandum, enter into or amend any employment Contract between any Target Entity and any Person having a salary thereunder in excess of $150,000 per year (unless such amendment is required by Law) that the Target Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

      (i) except as set forth in Section 7.2(i) of the Target Disclosure Memorandum, adopt any new Employee Benefit Plan of any Target Entity or terminate or withdraw from, or make any material change in or to, any existing Employee Benefit Plans of any Target Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such Employee Benefit Plans, except as required by Law, the terms of such plans or consistent with past practice; or

      (j) commence any offering pursuant to the ESPP (as defined therein); or

      (k) make any change in any Tax or accounting methods or systems of internal accounting controls or make or revoke any Tax election, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

      (l) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Target Entity for an amount in excess of $250,000 or restrictions upon the operations of any Target Entity; or

      (m) except as set forth in Section 7.2(m) of the Target Disclosure Memorandum, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

      (n) take any action or actions that would reasonably be expected to have a Target Material Adverse Effect.

7.3   COVENANTS OF BUYER.

      From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Target shall have been obtained, and except as otherwise expressly contemplated herein, Buyer covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Buyer Common Stock and the business prospects of the Buyer Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Buyer Entities' core businesses and goodwill with their respective employees and the communities they serve, (b) make no material change in any Tax or accounting methods or systems of internal accounting controls nor make or revoke any Tax election, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP, (c) not enter into any agreement with respect to, or


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consummate, any acquisition by Buyer of any Person or assets the consummation of which would require the filing of a current report on Form 8-K pursuant to Item
2 thereof with the SEC, (d) take no action or actions that would reasonably be expected to cause a Buyer Material Adverse Effect, and (e) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that, subject to clauses (c) and (d) above, the foregoing shall not prevent any Buyer Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Buyer, desirable in the conduct of the business of Buyer and its Subsidiaries, provided that such actions shall not materially delay the Effective Time or materially hinder consummation of the Merger. Buyer further covenants and agrees that it will not, without the prior written consent of Target, which consent shall not be unreasonably withheld, amend the Buyer Certificate of Incorporation or Buyer Bylaws, in each case, in any manner adverse to the holders of Target Common Stock as compared to rights of holders of Buyer Common Stock generally as of the date of this Agreement.

7.4   ADVERSE CHANGES IN CONDITION.

      Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or
(ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.5   REPORTS.

      Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


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                         ARTICLE 8 ADDITIONAL AGREEMENTS

8.1   JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

      As promptly as practicable after the execution of this Agreement, Buyer and Target shall prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Buyer shall prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus is to be included as a prospectus. Buyer and Target shall provide each other with any information which may be required in order to effectuate the preparation and filing of the Joint Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 8.1. Each of Buyer and Target shall respond to any comments from the SEC, shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and Target shall notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Joint Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, Buyer or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Buyer and/or Target, such amendment or supplement. Each of Buyer and Target shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Joint Proxy Statement/Prospectus prior to filing such with the SEC, and shall provide each other with a copy of all such filings made with the SEC. Each of Buyer and Target shall cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

8.2   MEETINGS OF STOCKHOLDERS; BOARD RECOMMENDATION.

      (a) Promptly after the Registration Statement is declared effective under the Securities Act, each of Buyer and Target shall take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its respective stockholders to consider, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Merger and such other matters as it deems appropriate, and, in the case of Target, adoption and approval of this Agreement and approval of the Merger (each, a "STOCKHOLDERS' MEETING") to be held as promptly as practicable (without limitation, within 20 business days, if practicable) after the mailing of the Joint Proxy Statement/Prospectus to their respective stockholders. Each of Buyer and Target shall use all reasonable efforts to hold their respective Stockholders' Meetings on the same date. Subject to Section 8.3(d), each of Buyer and Target shall use all reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Merger, and, in the case of Target, the adoption and approval of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the NYSE or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this


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Agreement, but subject to Section 10.1(b), Buyer or Target, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to its respective stockholders in advance of a vote on the issuance of Buyer Common Stock or the Merger and this Agreement, as applicable, or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of capital stock of Buyer or Target, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Buyer and Target shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of the NYSE and all other applicable Laws.

      (b) Except to the extent expressly permitted by Section 8.3(d): (i) the Board of Directors of each of Buyer and Target shall recommend that the respective stockholders of Buyer and Target vote in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Merger, and, in the case of Target, adoption and approval of this Agreement and approval of the Merger, at their respective Stockholders' Meetings, (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Buyer has recommended that Buyer's stockholders vote in favor of the issuance of shares of Buyer Common Stock pursuant to the Merger at Buyer's Stockholders' Meeting and the Board of Directors of Target has recommended that Target's stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at Target's Stockholders' Meeting, and (iii) neither the Board of Directors of Buyer or Target nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Buyer and Target vote in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Merger, and, in the case of Target, adoption and approval of this Agreement and the Merger.

8.3   ACQUISITION PROPOSALS.

      (a) Target agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use all reasonable efforts to cause its and its Subsidiaries' employees, agents and Representatives not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 8.3(g)) with respect to itself, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 8.3(d) and Section 10.1(g)), or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating


                                    -36-

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to any Acquisition Proposal or transaction contemplated thereby with respect to itself (except as permitted pursuant to Sections 8.3(d) and 10.1(g). Target and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself.

      (b) (i) As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, Target shall provide Buyer with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or Group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, Target shall provide Buyer as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

            (ii) Target shall provide Buyer with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

      (c) Notwithstanding anything to the contrary contained in Section 8.3(a), in the event that Target receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 8.3(g)), it may then take the following actions: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A)(1) concurrently with furnishing any such nonpublic information to such party, its gives Buyer written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Buyer written notice of the its intention to enter into negotiations with such third party.

      (d) In response to the receipt of a Superior Offer, the Board of Directors of Target may withhold, withdraw, amend or modify, or propose or resolve to withdraw, amend or modify its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a


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committee thereof, a "CHANGE OF RECOMMENDATION"), if all of the following conditions in clauses (i) through (iv) are met: (i) a Superior Offer with respect to it has been made and has not been withdrawn; (ii) its Stockholders' Meeting has not occurred; (iii) it shall have (A) provided to Buyer written notice which shall state expressly (1) that it has received a Superior Offer,
(2) the material terms and conditions of the Superior Offer and the identity of the Person or Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Buyer a copy of all written materials delivered to the Person or Group making the Superior Offer in connection with such Superior Offer, and (C) made available to Buyer all materials and information made available to the Person or Group making the Superior Offer in connection with such Superior Offer; and (iv) it shall not have breached in any material respect any of the provisions set forth in Section 8.2 or this Section 8.3.

      (e) Notwithstanding anything to the contrary contained in this Agreement, the obligation of Target to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Target shall not submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so, subject to Sections 8.3(d) and 10.1(g).

      (f) Nothing contained in this Agreement shall prohibit either party or its respective Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, Target shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 8.3(d).

      (g) For purposes of this Agreement, the following terms shall have the following meanings: (i) "ACQUISITION PROPOSAL," with respect to Target, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from Target or acquisition by any Person or "GROUP" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of any Target Entity or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of any Target Entity or any merger, consolidation, business combination or similar transaction involving a Target Entity, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the Assets of the Target Entities, taken as a whole, or (C) any liquidation or dissolution of a Target Entity; and (ii) "SUPERIOR OFFER," with respect to Target, shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the Assets of Target or substantially all of the total outstanding voting securities of Target on terms that the Board of Directors of Target has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the


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offer, to be more favorable, from a financial point of view, to Target's stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

8.4   EXCHANGE LISTING.

      Buyer shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of Target Common Stock pursuant to the Merger and upon the exercise of the Target Options, and Buyer shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

8.5   ANTITRUST NOTIFICATION; CONSENTS OF REGULATORY AUTHORITIES.

      (a) To the extent required by the HSR Act, each of the Parties shall, within a reasonable period of time, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form required for the transactions contemplated hereby, shall promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and shall comply in all material respects with the requirements of the HSR Act. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the Merger under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "ANTITRUST LAWS"). In the event any Litigation is threatened or instituted challenging the Merger as violative of Antitrust Laws, each Party shall use its reasonable efforts to avoid the filing of, or resist or resolve such Litigation. Each Party shall use its reasonable efforts to take such action as may be required by: (i) the DOJ and/or the FTC in order to resolve such objections as either of them may have to the Merger under the Antitrust Laws, or (ii) any federal or state court of the United States, or similar court of competent jurisdiction in any foreign jurisdiction, in any suit brought by any Regulatory Authority or any other Person challenging the Merger as violative of the Antitrust Laws, in order to avoid the entry of any Order (whether temporary, preliminary or permanent) which has the effect of preventing the consummation of the Merger and to have vacated, lifted, reversed or overturned any such Order. Reasonable efforts shall not include the willingness of Buyer to accept an Order agreeing to the divestiture, or the holding separate, of any Assets of any Buyer Entity or any Target Entity which Buyer reasonably determines to be material to Buyer or to the benefits of the transaction for which it has bargained for hereunder. Buyer shall be entitled to direct any proceedings or negotiations with any Regulatory Authority relating to any of the foregoing, provided that it shall afford Target a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section, no Buyer Entity shall be required to divest any of its businesses, product lines or Assets, or to take or agree to take any other action or agree to any limitation, that Buyer reasonably determines to be material to Buyer or to the benefits of the transaction for which it has bargained for hereunder.


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

      (b) The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the filings pursuant to subsection (a) above), and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they shall consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent shall not be obtained or that the receipt of any such Consent will be materially delayed.

8.6   FILINGS WITH STATE OFFICES.

      Upon the terms and subject to the conditions of this Agreement, Sub shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

8.7   AGREEMENT AS TO EFFORTS TO CONSUMMATE.

      Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

8.8   INVESTIGATION AND CONFIDENTIALITY.

      (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to the consummation of the Merger and shall permit the other Party and its advisors and agents to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.

      (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all


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confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

      (c) Each of Buyer and Sub, on the one hand, and Target, on the other, agrees that, except for the representations and warranties made by the other party that are expressly set forth in Article 5 and Article 6 of this Agreement, as applicable, neither the other party nor any of its representatives or Affiliates has made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that neither the other party nor any of its Affiliates makes or has made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

            (i) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

            (ii) any other information, statement or documents heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries or the business, operations or affairs of the other party or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the other party and contained in Article 5 or Article 6 of this Agreement, as applicable.

8.9   PRESS RELEASES.

      Prior to the Effective Time, Target and Buyer shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.10  TAX TREATMENT.

      (a) This Agreement is a "plan of reorganization" within the meaning of
Section 1.368-2(g) of the Treasury regulations promulgated under the Internal Revenue Code. From and after the date of this Agreement and until the Effective Time, except as provided in Section 1.4, each Party hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective


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Time, neither Sub, Buyer nor any of their Affiliates shall knowingly take any action that could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

      (b) Target does not know of any reason why Target will not be able to deliver to each of Alston & Bird LLP and Vinson & Elkins LLP, at the time the Registration Statement or any amendment thereto is filed with the SEC and on or about the Closing Date, certificates in the form of Exhibit 4 hereto and substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the opinions contemplated by Section 9.1(f).

      (c) Buyer does not know of any reason why Buyer will not be able to deliver to each of Alston & Bird LLP and Vinson & Elkins LLP, at the time the Registration Statement or any amendment thereto is filed with the SEC and on or about the Closing Date, certificates in the form of Exhibit 4 hereto and substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the opinions contemplated by Section 9.1(f).

8.11  AGREEMENT OF AFFILIATES.

      Target has disclosed in Section 8.11 of the Target Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Target for purposes of Rule 145 under the 1933 Act. Target shall use its reasonable efforts to cause each such Person to deliver to Buyer prior to the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person shall not sell, pledge, transfer, or otherwise dispose of the shares of Buyer Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Buyer shall be entitled to place restrictive legends upon certificates for shares of Buyer Common Stock issued to affiliates of Target pursuant to this Agreement to enforce the provisions of this Section
8.11. Buyer shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Buyer Common Stock by such affiliates.

8.12  EMPLOYEE BENEFITS AND CONTRACTS.

      (a) Following the Effective Time, Buyer shall cause the Surviving Corporation and its Subsidiaries to continue to provide individuals who were officers and employees of the Target Entities immediately prior to the Effective Time (the "Continuing Employees") with benefits under the Target Benefit Plans (except that Buyer shall have no obligation to provide benefits under stock option or other plans involving the potential issuance of Buyer Common Stock or Target Common Stock other than as provided in Section 3.5 of this Agreement) or similar arrangements, on terms and conditions which when taken as a whole are substantially similar to those which are provided to such officers and employees by the Target Entities immediately prior to the Effective Time (with such changes as Buyer may reasonably determine are required by law). Notwithstanding the foregoing, Buyer may, at any time following the Effective Time and in its sole discretion, discontinue providing benefits under any Target Benefit Plan to Continuing Employees, provided that such Continuing Employees shall thereafter receive benefits under Buyer's Employee Benefit Plans (except that Buyer shall have no obligation to


                                    -42-

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provide benefits under stock option or other plans involving the potential issuance of Buyer Common Stock other than as provided in Section 3.5 of this Agreement), on terms and conditions which taken as a whole are substantially similar to those provided by the Buyer Entities to their similarly situated officers and employees. In the event the Continuing Employees participate in Buyer's Employee Benefit Plans at any time after the Effective Time then, (i) for purposes of participation, vesting and (except in the case of Buyer retirement plans) benefit accruals under Buyer's Employee Benefit Plans, including the Termination Benefits Plan of Buyer, the service of the Continuing Employees with the Target Entities prior to the Effective Time shall be treated as service with a Buyer Entity participating in such Employee Benefit Plans; and (ii) except as otherwise provided in the next succeeding sentence, with respect to health, life, welfare and other group benefits, Buyer's Employee Benefit Plans shall waive any eligibility periods, evidence of insurability and pre-existing conditions limitations and shall honor any deductible, co-payment, co-insurance or out-of-pocket expenses paid or incurred for the current plan year by such Continuing Employees, including, with respect to their covered dependents, under the Target Benefit Plans during the period preceding the date of participation in Buyer's Employee Benefit Plans, as though such amount had been paid in accordance with the terms and conditions of the Buyer's Employee Benefit Plans. Notwithstanding the foregoing, Buyer's undertaking set forth in clause (ii) of the immediately preceding sentence shall only be applicable to Buyer's Employee Benefit Plans which are fully insured to the extent permitted under the terms of the applicable insurance policy or to the extent approved by the applicable insurance carrier. Buyer also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section
8.12 of the Target Disclosure Memorandum to Buyer between any Target Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Target Benefit Plans.

      (b) Effective prior to the Effective Time, Target shall terminate all of Target's severance and termination benefit plans, including without limitation, the Target Severance Benefit Plan, as amended and restated effective October 1, 2000, and Buyer shall cause the Surviving Corporation and its Subsidiaries to adopt the Termination Benefits Plan of Buyer and for a period of at least one year following the Closing shall make such Buyer plan available (and not reduce the benefits available thereunder) to the Continuing Employees. Notwithstanding the preceding sentence, Buyer shall cause the Surviving Corporation and its Subsidiaries to honor the terms of the Change of Control Agreements disclosed in
Section 8.12 of the Target Disclosure Memorandum.

      (c) Buyer shall cause the Surviving Corporation and its Subsidiaries to permit all Continuing Employees to retain and take any paid vacation days accrued but not taken or lost under the Target's and the Target Entities' vacation policies prior to the Effective Time, provided that such vacation days are taken or paid in lieu of being taken within one year after the Effective Time.


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       (d) As soon as practicable following the date of this Agreement, Target's
Board of Directors or, if appropriate, any committee thereof administering the ESPP, shall adopt such resolutions or take such actions as are required to (i) terminate such ESPP prior to the Effective Time, (ii) provide that the offering period scheduled to end on December 31, 2001 (the "FINAL OFFERING PERIOD") shall end on the earlier of (a) December 31, 2001, or (b) the termination of the ESPP, and (iii) provide that no new offering periods shall be commenced following the termination of the Final Offering Period.

8.13  INDEMNIFICATION.

      (a) For a period of six years after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Target Entities (each, an "INDEMNIFIED PARTY") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Target or, at Target's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Delaware Law and by the Target Certificate of Incorporation and Target Bylaws and their existing Indemnification Agreements as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party.

      (b) Buyer shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and Target shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Target's existing directors' and officers' liability insurance policy (provided that Buyer or the Surviving Corporation may substitute therefor
(i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the written consent of Target given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither Buyer nor the Surviving Corporation shall be obligated to make aggregate annual premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Target's directors and officers, 150% of the annual premium payments on Target's current policy in effect as of the date of this Agreement (the "MAXIMUM AMOUNT"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Buyer or the Surviving Corporation shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

      (c) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 8.13, upon learning of any such Liability or Litigation, shall promptly notify Buyer


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and the Surviving Corporation thereof. In the event of any such Litigation
(whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties shall cooperate in the defense of any such Litigation, and (iii) neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent; and provided further that neither Buyer nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

      (d) If Buyer or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section 8.13

      (e) The provisions of this Section 8.13(e) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

8.14  BOARD OF DIRECTORS OF BUYER.

      The Board of Directors of Buyer shall take all actions necessary such that effective as of immediately following the Effective Time, two designee(s) of Target reasonably acceptable to Buyer, one of whom shall be "independent" under the rules of the NYSE, shall become a member of the Board of Directors of Buyer.

8.15  SECTION 16(b) BOARD APPROVAL.

      (a) Prior to Closing, the Board of Directors of Buyer shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Buyer Common Stock at the Effective Time by officers and directors of Target (including officers or directors of Target who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Buyer) as a result of the conversion of shares of Target Common Stock in the Merger and the assumption of the Target Options by Buyer at the Effective Time. Such resolution shall set forth the name of the


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applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the Target Options to be assumed by Buyer at the Effective Time, the material terms of the options and warrants to purchase Buyer Common Stock acquired by such insiders as a result of the assumption by Buyer of such Target Options.

      (b) Prior to Closing, the Board of Directors of Target shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of Target Common Stock held by officers and directors of Target into shares of Buyer Common Stock and cash as a result of the conversion of shares in the Merger, and the assumption and cashout by Buyer at the Effective Time of the Target Options of the officers and directors of Target. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Target Common Stock to be converted into shares of Buyer Common Stock and cash at the Effective Time, the number and material terms of the Options to be assumed and cashed out by Buyer at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

         ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY.

      The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

      (a) STOCKHOLDER APPROVAL. The stockholders of Target shall have adopted and approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE. The stockholders of Buyer shall have approved the issuance of shares of Buyer Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE.

      (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired, except for Consents, the failure of which to obtain would not, as reasonably determined by Buyer, be material to Buyer or to the benefits of the transaction for which it has bargained for hereunder. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the disposition of Assets) which Buyer reasonably determines to be material to Buyer or to the benefits of the transaction for which it has bargained for hereunder.


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      (c) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and no such Law, Order or action shall be pending or overtly threatened.

      (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Merger shall have been received.

      (e) EXCHANGE LISTING. The shares of Buyer Common Stock issuable pursuant to the Merger and upon the exercise of the Target Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

      (f) TAX MATTERS. Target shall have received a written opinion of Vinson & Elkins LLP, in form and substance reasonably satisfactory to Target, and Buyer shall have a written opinion of Alston & Bird LLP, in form and substance reasonably satisfactory to Buyer (the "TAX OPINIONS"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger by the stockholders of Target Common Stock for Buyer Common Stock will not give rise to gain or loss to the stockholders of Target with respect to such exchange (except to the extent of any cash received), and (iii) none of Target, Sub or Buyer will recognize gain or loss solely as a consequence of the Merger. The issuance of such Tax Opinions shall be conditioned upon (A) receipt by each of Alston & Bird LLP and Vinson & Elkins LLP of representation letters from each of Buyer and Target substantially in the form of Exhibit 4 hereto and reasonably satisfactory in form and substance to each of Alston & Bird LLP and Vinson & Elkins LLP, and each such letter shall be dated on or before the date of such Tax Opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time, and (B) the receipt by Target stockholders in the Merger in the aggregate, an amount of Buyer Common Stock with a value as of the Effective Time equal to at least forty percent (40%) of the total value of all shares of Target Common Stock outstanding immediately prior to the Effective Time taking into account the amount of Cash Consideration paid or to be paid to Target stockholders..

9.2   CONDITIONS TO OBLIGATIONS OF BUYER.

      The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to
Section 11.6(a):

      (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Target set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies that are de minimus in amount). The representations and warranties set forth in Sections 5.17, 5.18, 5.19, 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Target set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation and warranty) has, or is reasonably likely to have, a Target Material Adverse Effect.

      (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

      (c) CERTIFICATES. Target shall have delivered to Buyer (i) a certificate, dated as of the Effective Time and signed on its behalf by Target's chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Target and in Sections 9.2(a), 9.2(b) and 9.2(d) have been satisfied, and (ii) certified copies of resolutions duly adopted by Target's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

      (d) MATERIAL ADVERSE EFFECT. No Target Material Adverse Effect shall have occurred since the date hereof and be continuing.

9.3   CONDITIONS TO OBLIGATIONS OF TARGET.

      The obligations of Target to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to
Section 11.6(b):

      (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer set forth in Section 6.3 shall be true and correct (except for inaccuracies that are de minimus in amount). The representations and warranties set forth in Sections 6.14, 6.15 and 6.16 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Section 6.3, 6.14, 6.15 and 6.16) such that the aggregate effect of such inaccuracies (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation and warranty) has, or is reasonably likely to have, a Buyer Material Adverse Effect.

      (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

      (c) CERTIFICATES. Buyer shall have delivered to the Target (i) a certificate, dated as of the Effective Time and signed on its behalf by Buyer's chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Buyer and in Sections 9.3(a), 9.3(b) and 9.3(d) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors and stockholders and Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Target and its counsel shall request.

      (d) MATERIAL ADVERSE EFFECT. No Buyer Material Adverse Effect shall have occurred since the date hereof and be continuing.


                             ARTICLE 10 TERMINATION

10.1  TERMINATION.

      Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Target and the stockholders of Buyer or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

      (a) By mutual written consent duly authorized by the Boards of Directors of Buyer and Target; or

      (b) By either Buyer or Target in the event that the Merger shall not have been consummated by May 31, 2002 (which date shall be extended to July 31, 2002, if the Merger shall not have been consummated as a result of the failure to satisfy the conditions set forth in Section 9.1(b) or (c), as appropriate, the "END DATE"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(b); or

      (c) By either Buyer or Target (provided that the terminating Party is not then in material breach of any covenant or other agreement contained in this Agreement and has not willfully breached any of such Party's representations and warranties contained in this Agreement) in the event of a breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which breach would permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standards set forth in Section 9.2(a) or (b) or 9.3(a) or (b), as applicable; provided that if such breach in the representations, warranties, covenants or agreements is curable prior to the End Date through the exercise of reasonable efforts and the breaching Party exercises reasonable efforts to cure such breach, then the non-breaching Party may not terminate this Agreement under this Section 10.1(c) prior to 30 days following the receipt of written notice of such breach; or

      (d) By either Buyer or Target in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby pursuant to Section 9.1(b) shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; or

      (e) By either Buyer or Target in the event the stockholders of Target fail to adopt and approve this Agreement and the Merger or stockholders of Buyer fail to approve the issuance of Buyer Common Stock pursuant to this Agreement at the Stockholders' Meetings where such matters were presented to such stockholders for approval and voted upon; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to a Party where the failure to obtain stockholder approval of such Party shall have been caused by the action or failure to act by such Party and such action or failure to act constitutes a material breach by such Party of this Agreement; or

      (f) By Buyer in the event that (i) the Board of Directors of Target, shall have failed to reaffirm publicly its approval, as soon as reasonably practicable, and in no event later than two business days, after Buyer's request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Target shall have failed to include in the Joint Proxy Statement/Prospectus its recommendation, without modification or qualification, that Target stockholders approve and adopt this Agreement and approve the Merger or shall have withheld, withdrawn, amended or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the recommendation of such Board of Directors to Target stockholders that they approve and adopt this Agreement and approve the Merger, or (iii) the Board of Directors of Target shall have made a Change of Recommendation or, within ten business days after commencement of any tender or exchange offer for any shares of Target Common Stock, the Board of Directors of Target shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or

      (g) By Target, (provided that Target is not then in material breach of any covenant or other agreement contained in this Agreement and has not willfully breached any of its representations and warranties contained in this Agreement), if the Board of Directors of Target has made a Change of Recommendation in order to approve and permit Target to accept a Superior Offer; provided, however, that
(i) Buyer does not make, within three business days after receipt of Target's written notice pursuant to Section 8.3(d), an offer that the Board of Directors of Target shall have concluded in good faith (following consultation with its financial advisor and outside legal counsel) is as favorable, from a financial point of view, to the Target stockholders as such Superior Offer, and (ii) Target shall have tendered to Buyer payment in full of the amount specified in
Section 10.3(b) concurrently with delivery of notice of termination pursuant to this Section 10.1(g); or

      (h) By Buyer, if Target shall have had a Target Material Adverse Effect;
or

      (i) By Target, if Buyer shall have had a Buyer Material Adverse Effect.

      A terminating Party shall provide written notice of termination to the other Party specifying the reason for such termination.

10.2  EFFECT OF TERMINATION.

      In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 8.8(b), 10.2 and 10.3, and Article 11, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any willful breach by that Party of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

10.3  EXPENSES.

      (a) Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that Buyer and Target shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act.

      (b)   Notwithstanding the foregoing, if:

            (i) (x) Either Target or Buyer terminates this Agreement pursuant to
      Section 10.1(e) (as it relates to the approval of Target stockholders) ,
      (y) Target terminates this Agreement pursuant to Section 10.1(b), or (z) Target has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement and Buyer terminates this Agreement pursuant to Section 10.1(c); and

      as to any of clauses (x), (y) or (z) above, prior to the termination of this Agreement, there has been publicly announced an Acquisition Proposal (other than the Merger) and within twelve months of such termination Target shall either (1) consummate an Acquisition Transaction or (2) enter into an agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction (but changing, in the case of (1) and (2), the references to the 15% amounts in the definition of Acquisition Proposal to 50%) is subsequently consummated; or

                  (ii) Buyer shall terminate this Agreement pursuant to 10.1(f); or

                  (iii) Target shall terminate this Agreement pursuant to
                        10.1(g);

then Target shall pay to Buyer an amount equal to $45,000,000 (the "BUYER TERMINATION FEE"). Target hereby waives any right to set-off or counterclaim against such amounts. If the Termination Fee shall be payable pursuant to subsection (b)(i) of this Section 10.3, the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (b)(ii) of this Section 10.3, the Termination Fee shall be paid in same-day funds no later than two business days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection
(b)(iii) of this Section 10.3, the Termination Fee shall be paid in same-day funds concurrently with the delivery of the notice of termination of this Agreement pursuant to Section 10.1(g).

      (c) The Parties acknowledge that the agreements contained in paragraph (b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Target fails to pay promptly any fee payable by it pursuant to this Section 10.3, then Target shall pay to Buyer, its costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. (in effect on the date such payment was required to be made) from the date such payment was due under this Agreement until the date of payment.

      (d) Nothing contained in this Section 10.3 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by Target of the terms of this Agreement or otherwise limit the rights of Buyer; provided, however, that in the event that Buyer is entitled to receive a Termination Fee pursuant to Section 10.3(b)(i)(z) above, Buyer must elect to either (i) receive such Termination Fee and, upon receipt of such Termination Fee, dismiss with prejudice any pending litigation against Target, or release Target from any Liability, relating to a breach by Target of its covenants and agreements under this Agreement or (ii) waive its right to receive such Termination Fee.



                            ARTICLE 11 MISCELLANEOUS

11.1  DEFINITIONS.

      (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "ACQUISITION TRANSACTION" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) contemplated by an Acquisition Proposal.

            "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

            "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

            "BUYER CAPITAL STOCK" means, collectively, the Buyer Common Stock, the Buyer Preferred Stock and any other class or series of capital stock of Buyer.

            "BUYER COMMON STOCK" means the $0.01 par value common stock of Buyer.

            "BUYER DISCLOSURE MEMORANDUM" means the written information entitled "Buyer Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Target describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Each reference to the Buyer Disclosure Memorandum contained in this Agreement qualifies the referenced representation, warranty or covenant to the extent specified therein and such other representations, warranties and covenants contained herein (regardless of whether or not such representation or warranty contains a reference to such disclosure memorandum) to the extent a matter in such disclosure memorandum is disclosed in a way as to make its relevance to the information called for by such other representation or warranty readily apparent on its face.

            "BUYER ENTITIES" means, collectively, Buyer and all Buyer Subsidiaries.

            "BUYER FINANCIAL STATEMENTS" means the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of most recent quarter end, and as of December 31, 1999 and December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended, and for each of the three fiscal years ended December 31, 2000, 1999 and 1998, as filed by Buyer in SEC Documents.

            "BUYER MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has (i) a material long-term adverse impact on the financial position, business, or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Buyer
      Material Adverse Effect" shall not be deemed to include the impact of (A) changes in the market price or trading volume of Buyer Common Stock, (B) any failure to meet internal projections or forecasts or published revenue or earnings predictions for any period ending on or after the date hereof, or (C) any event, change or occurrence relating to or resulting (y) from out-of-pocket fees and expenses, severance and other benefit or compensation costs paid or to be paid in connection with the Merger or (z) the performance of or compliance with any of the terms and conditions of this Agreement, (D) changes affecting the general economic condition in the jurisdictions where Buyer operates (which changes do not disproportionately affect Buyer in any material respect), or (E) changes affecting any of the industries in which Buyer operates generally (which changes do not disproportionately affect Buyer in any material respect).

            "BUYER PREFERRED STOCK" means the $0.01 par value preferred stock of Buyer.

            "BUYER SUBSIDIARIES" means the Subsidiaries of Buyer, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

            "CERTIFICATE OF MERGER" means the Certificate of Merger to be executed by Sub and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1.

            "CLOSING DATE" means the date on which the Closing occurs.

            "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated September 11, 2001, between Target and Buyer.

            "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

            "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

            "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
      (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

            "EMPLOYEE BENEFIT PLAN" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded,
      (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

            "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. Sections 11001 et seq.); (iv) the Clean Air Act (42 U.S.C. Sections 7401 et seq.); (v) the Clean Water Act (33 U.S.C. Sections 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.); (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sections 136 et seq.); (ix) the Safe Drinking Water Act (41 U.S.C. Sections 300f et seq.); (x) any state, county, municipal, local or foreign statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this subparagraph; (xi) any amendments to the statutes, laws or ordinances listed in parts (i) - (x) of this subparagraph, regardless of whether in existence on the date hereof; (xii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (xi) of this subparagraph; and (xiii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

            "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any entity which together with a Target Entity would be treated as a single employer under Code Section 414.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXHIBITS" 1 through 4, inclusive, means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

            "GAAP" means generally accepted accounting principles, consistently applied during the periods involved.

            "HAZARDOUS MATERIAL" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

            "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "JOINT PROXY STATEMENT/PROSPECTUS" means the proxy statement used by Target and Buyer to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Buyer relating to the issuance of the Buyer Common Stock to holders of Target Common Stock.

            "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer or general counsel.

            "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

            "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

            "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien, (iii) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (iv) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

            "LITIGATION" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

            "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

            "NYSE" means the New York Stock Exchange, Inc.

            "OPERATING PROPERTY" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

            "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

            "PARTICIPATION FACILITY" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

            "PARTY" means any of Target, Sub or Buyer, and "PARTIES" means Target, Sub and Buyer.

            "PERMIT" means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, excluding any Environmental Permits.

            "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

            "REGISTRATION STATEMENT" means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Buyer under the 1933 Act with respect to the shares of Buyer Common Stock to be issued to the stockholders of Target in connection with the transactions contemplated by this Agreement.

            "REGULATORY AUTHORITIES" means, collectively, the SEC, the NYSE, the FTC, the DOJ, and all other federal, state, county, local, foreign or other governments or governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies, having jurisdiction over the Parties and their respective Subsidiaries.

            "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent engaged by a Person.

            "SEC" means the United States Securities and Exchange Commission.

            "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

            "SUB COMMON STOCK" means the $0.01 par value common stock of Sub.

            "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner,
      (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

            "SURVIVING CORPORATION" means Sub as the surviving corporation resulting from the Merger.

            "TARGET COMMON STOCK" means the $0.01 par value common stock of Target.

            "TARGET DISCLOSURE MEMORANDUM" means the written information entitled "Target Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Each reference to the Target Disclosure Memorandum contained in this Agreement qualifies the referenced representation, warranty or covenant to the extent specified therein and such other representations, warranties and covenants contained herein (regardless of whether or not such representation or warranty contains a reference to such disclosure memorandum) to the extent a matter in such disclosure memorandum is disclosed in a way as to make its relevance to the information called for by such other representation or warranty readily apparent on its face.

            "TARGET ENTITIES" means, collectively, Target and all Target Subsidiaries.

            "TARGET FINANCIAL STATEMENTS" means (i) the consolidated balance sheets (including related notes and schedules, if any) of Target as of September 28, 2001, and as of December 29, 2000 and December 31, 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 28, 2001, and for each of the three fiscal years ended 2000, 1999 and 1998, as filed by Target in SEC Documents.

            "TARGET MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has (i) a material long term adverse impact on the financial position, business, or results of operations of Target and its Subsidiaries, taken as a whole, or (ii) a material adverse impact on the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Target Material Adverse Effect" shall not be deemed to include the impact of (A) changes in the market price or trading volume of Target Common Stock, (B) any failure to meet internal projections or forecasts or published revenue or earnings predictions for any period ending on or after the date hereof, or (C) any event, change or occurrence relating to or resulting from (y) out-of-pocket fees and expenses, severance and other benefit or compensation costs paid or to be paid in connection with the Merger or (z) the performance of or compliance with any of the terms and conditions of this Agreement, (D) changes affecting the general economic condition in the jurisdictions where Target operates (which changes do not disproportionately affect Target in any material respect), or (E) changes affecting any of the industries in which Buyer operates generally (which changes do not disproportionately affect Target in any material respect).

            "TARGET OPTIONS" means all issued and outstanding stock options pursuant to the Target Stock Plans.

            "TARGET STOCK PLANS" means the existing stock option and other stock-based compensation plans of Target designated as follows: the Target 2000 Amended and Restated Stock Option Plan, the Target 1998 Amended and Restated Stock Option Plan, the Target 1997 Amended and Restated Stock Option Plan, the Target 1996 Amended and Restated Stock Option Plan, the Target 1990 Stock Option Plan and the ESPP.

            "TARGET SUBSIDIARIES" means the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 5.4 and any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

            "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

            "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

      (b) The terms set forth below shall have the meanings ascribed thereto on the referenced pages of this Agreement:


TERM                                     PAGE


Acquisition Proposal......................38
Agreement..................................1
Antitrust Laws............................39
Average Closing Price......................4
Buyer......................................1
Buyer Bylaws..............................25
Buyer Certificate of Incorporation........25
Buyer Group...............................29
Buyer SEC Reports.........................27
Buyer Termination Fee.....................52
Buyer Voting Agreement.....................1
Cash Consideration.........................3
Cash Payment...............................4
Certificates...............................8
Change of Recommendation..................38
Closing....................................2
Continuing Employees......................43
DGCL.......................................2
DOJ.......................................39
DOL.......................................19
Effective Time.............................2
End Date..................................50
Environmental Permits.....................16
ESPP......................................32
Exchange Agent.............................7
Exchange Ratio.............................4
Final Offering Period.....................44
FTC.......................................39
Group.....................................38
Indemnified Party.........................44
IRS.......................................10
Material Contract.........................23
Maximum Amount............................45
Merger.....................................2
Merger Consideration.......................4
Reverse Merger.............................3
Stockholders' Meeting.....................36
Sub........................................1
Superior Offer............................39
Takeover Laws.............................24
Target.....................................1
Target Benefit Plans......................19
Target Bylaws..............................9
Target Certificate of Incorporation........9
Target Contracts..........................23
Target ERISA Plan.........................19
Target Foreign Benefit Plans..............22
Target Pension Plan.......................19
Target SEC Reports........................12
Target Voting Agreements...................1
Tax Opinions..............................47
WARN Act..................................17


      (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 11.2, Sections 8.11, 8.12, 8.13 and 8.14, and Article 1, Article 2,
Article 3, Article 4 and Article 11 shall survive the Effective Time.

11.3  BROKERS AND FINDERS.

      Except for Credit Suisse First Boston Corporation as to Target and except for Wachovia Securities as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Target or by Buyer, each of Target and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4  ENTIRE AGREEMENT.

      Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.8(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12 and 8.13.

11.5  AMENDMENTS.

      To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such stockholder approval, there shall be made no amendment that pursuant to applicable law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except in writing signed by each of Buyer, Target and Sub.

11.6  WAIVERS.

      (a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

      (b) Prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer or Sub, to waive or extend the time for the compliance or fulfillment by Buyer or Sub of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

      (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7  ASSIGNMENT.

      Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8  NOTICES.

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

            Target:                 Dal-Tile International Inc.
                                    7834 C.F. Hawn Freeway
                                    Dallas, Texas  75217
                                    Facsimile Number: (214) 309-4300
                                    Attention:  Chief Financial Officer

            Copy to Counsel:        Vinson & Elkins LLP
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas  75201
                                    Facsimile Number: (214) 220-7716
                                    Attention:  Mark Early

            Buyer or Merger Sub:    Mohawk Industries, Inc.
                                    160 S. Industrial Blvd.
                                    Calhoun, Georgia  30701
                                    Facsimile Number: (706) 625-3851
                                    Attention:  Chief Financial Officer

            Copy to Counsel:        Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Facsimile Number: (404) 881-4777
                                    Attention:  Alexander W. Patterson
                                                Bryan E. Davis

11.9  GOVERNING LAW.

      Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

11.10 COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 CAPTIONS, ARTICLES AND SECTIONS.

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12 INTERPRETATIONS.

      Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.13 ENFORCEMENT OF AGREEMENT.

      The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

11.14 SEVERABILITY.

      Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.15 NO AFFILIATE LIABILITY.

      Each of the following is herein referred to as a "Party Affiliate": (a) any Affiliate of a Party or (b) any director, officer, trustee, employee, representative or agent of (i) any Party or (ii) any Affiliate of a Party. Unless otherwise expressly liable pursuant to a written agreement, no Party Affiliate, acting in his or its capacity as an agent of a Party, shall have any liability or obligation for breaches of this Agreement or the transactions contemplated hereby, and each Party hereby waives and releases all claims of any such liability and obligation, except as set forth below. Notwithstanding the provisions of the preceding sentence, Buyer and Merger Sub neither waive nor release, any claims that they may otherwise have against any Party Affiliate of Target (i) for such Person's actual, intentional misrepresentation (a) of any fact to Target's independent auditors, or any item reflected in Target's SEC Reports (including any reports filed after the date of this Agreement), and (b) to the extent that such misrepresentation has caused the Target SEC Reports (including any reports filed after the date of this Agreement) to materially misstate the financial position of Target and its consolidated Subsidiaries, at such date, or the consolidated results of their operations and their consolidated cash flow for the period then ended and (ii) for actions taken by a Party Affiliate of Target in violation of the provisions of Section 8.3 of this Agreement (but only to the extent that Buyer or Merger Sub seeks to enforce such provisions against a Party Affiliate by specific performance, injunctive relief or by any other equitable means available to Buyer).

11.16 SCHEDULE DEFINITIONS.

      All capitalized terms in the Target Disclosure Memorandum or Buyer Disclosure Memorandum shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                              MOHAWK INDUSTRIES, INC.


                              By: /s/ Jeffrey S. Lorberbaum
                                  --------------------------------------
                                  President



                              MAVERICK MERGER SUB, INC.


                              By: /s/ Jeffrey S. Lorberbaum
                                  --------------------------------------
                                  President



                              DAL-TILE INTERNATIONAL INC.


                              By: /s/ Jacques R. Sardas
                                  --------------------------------------
                                  President